Exhibit No. 2
Form 10-SB
Century Controls, Inc.
                         TABLE OF CONTENTS

                              BYLAWS

                                OF

                      CENTURY CONTROLS, INC.


ARTICLE I - OFFICES                                       Page

1.  Registered office                                      1
2.  Other offices                                          1

ARTICLE II - MEETINGS OF SHAREHOLDERS

1. In general                                              1
2. Annual meetings                                         1
3. Notice of annual meeting                                1
4. Stock ledger                                            1
5. Special meetings                                        2
6. Business at special meetings                            2
7. Notice of special meetings                              2
8. Record date                                             2
9. Quorum and adjournments                                 3
10. Votes required                                         3
11. Voting power                                           3
12. Consent action                                         3

ARTICLE III - DIRECTORS

1. Number and election                                     3
2. Vacancies and new directorships                         4
3  Powers                                                  4
4. Place of meeting                                        4
5. First meeting                                           4
6. Regular meetings                                        5
7. Special meetings                                        5
8. Quorum and adjournments                                 5
9. Executive committee                                    5
10. Committees                                             5
11. Conference Calls, etc.                                 5
12. Consent action                                        5
13. Fees and expenses                                      6

ARTICLE IV- NOTICES

1. In general                                              6
2. Waiver                                                  6

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                   Table of Contents - continued

ARTICLE                 V                -                OFFICERS
Page

1. Election of officers required or permitted              6
2. Salaries                                                7
3. Tenure, removal or vacancy                              7
4. Duties of the Chairman of the Board                     7
5. Duties of President                                     7
6. Duties of Executive Vice President                      7
7. Duties of Vice Presidents                               8
8. Duties of Secretary                                     8
9. Duties of Assistant Secretary                           8
10. Duties of Treasurer                                    8
11. Duties of Assistant Treasurer                          9

ARTICLE VI - CERTIFICATES OF SHARES

1.   Certificates                                          9
2.   Facsimile signatures                                  9
3. New certificates                                        9
4. Transfer                                               10

ARTICLE VII - GENERAL PROVISIONS

1. Manner of amendment                                    10
2. Dividends                                              10
3.   Reserves                                            10
4.   Registered shareholders                              10
5. Annual statement                                       11
6. Voting of shares of other corporations                 11
7. Resolution of Deadlock                                 11
8. Restrictions on transfer of shares                     11
9. Indemnification of directors and officers              13

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
                              BYLAWS

                                OF

                      CENTURY CONTROLS, INC.


                             ARTICLE I
                              OFFICES

     Section 1. Registered office - The registered office shall be at 750 South Plaza Drive, Saint Paul (Dakota County), Minnesota
55120.

     Section 2. Other offices - The corporation may also have offices at such other places (both within and without the state of Minnesota) as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II
                     MEETINGS OF SHAREHOLDERS

     Section 1. In general - All meetings of the shareholders shall be held at the registered office of the corporation or at such other place (either within or without the state of Minnesota) as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 2. Annual meetings - The shareholders shall hold a meeting each calendar year, known as the annual meeting, at which they shall elect a board of directors and transact such other business as may be properly brought before the meeting., When the annual meeting-is not held, or the directors are not elected thereat, directors may be elected at a special meeting held for that purpose, and it shall be the duty of the president, vice president or secretary, upon demand of any shareholder entitled to vote, to call such special meeting.

     Section 3. Notice of annual meeting - Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. Stock ledger - The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in

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alphabetical  order, and showing the address of  each  shareholder
and
the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

     Section 5. Special meetings - Special meetings of the shareholders may be called for any purpose, at any time, by the president, by the board of directors, or any two or more members thereof, or in the manner hereinafter provided, by one or more shareholders holding not less than one-tenth of the voting power of the shareholders. Upon request, in writing, by registered mail or delivered in person to the president, vice president or secretary, by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ten, nor more than sixty days after the receipt of such request. If such notice shall not be given within seven days after delivery or the date of mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice in the manner provided by law or these bylaws.

     Section 6. Business at special meetings - Business transacted at any special meeting-of shareholders shall be limited to the purposes stated in the notice.

     Section 7. Notice of special meetings - Written notice of a special meeting, stating the placer date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

     Section 8. Record date - The board of directors may fix a time, not exceeding sixty days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

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     Section 9. Quorum and adjournments - The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If any meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     Section 10. Votes required - When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or the articles of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 11. Voting power - Each shareholder of record shall, at the date fixed for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been fixed, then at the date of the meeting of the shareholders, be entitled to one vote, in person or by proxy, for each share having voting power standing in his name on the books of the corporation, but no proxy shall be voted on after eleven months from its date unless the proxy provides for a longer period.

     Section 12. Consent Action - Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein.

                            ARTICLE III
                             DIRECTORS

     Section 1. Number and election - The number of directors which shall constitute the whole board shall be not less than three nor more than nine provided however, that during such time as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Within the

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limits above specified, the number of directors shall be
determined by the shareholders, who shall, at each annual meeting, fix the number of directors. The directors shall be elected at the annual meeting of the shareholders by a majority vote, except as provided in Section 2 of this ARTICLE III, and each director elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be shareholders.

     Section 2. Vacancies and new directorships - Vacancies in the board of directors shall be filled b the remaining members of the board, though less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors may be filled by a two-thirds vote of the directors serving at the time of such increase and each person so elected shall serve until his successor is elected by the shareholders and has qualified, or until his earlier resignation or removal.

     Section 3. Powers - The business of the corporation shall be managed by its Board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 4. Place of meeting - Meetings of the board of directors may be held at such place, whether in the state of Minnesota or elsewhere, as the board of directors may from time to time designate or, in the absence of such designation, at the registered office of the corporation, except in the case of the first Meeting of each newly elected board of directors which shall be held as hereinafter provided.

     Section 5. First meeting - The first meeting of each newly elected board of directors shall be held on the day of the annual meeting of the shareholders immediately after the adjournment thereof at the place where said shareholders' meeting is held, or at such time and place as shall be fixed by the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors.

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

     Section 6. Regular meetings - Regular meetings of the board of directors may be held at such -times as shall from time to time be determined by the board.

     Section 7. Special meetings- Special meetings of the board may be called by the chairman of the board or by the president on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 8. Quorum and adjournments - At all meetings of the board of directors a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may otherwise specifically provided by law or by the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, until a quorum shall be present.

     Section 9. Executive committee - The board of directors may by unanimous affirmative action of the entire board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire board, shall have and exercise the authority of the board in the management of the business of the corporation. Any such executive committee shall act only in the interval between meetings of the board, and shall be subject at all time's to the control and direction of the board. The executive committee shall keep regular minutes of its meetings which shall be reported to, and made a part-of, the minutes of the board of directors.

     Section 10. Committees   - Meetings of committees of the
Board,
including meetings of the     Executive Committee, may be called
by
any member thereof on two (2) days' notice.

     Section 11. Conference calls, etc. - The Board of Directors .or any committee designated by such Board may participate in a meeting of such Board or committee by means, of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in such a meeting shall constitute presence in person in such meeting.

     Section 12. Consent action - Any action which might be taken at
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a meeting of the board of directors or of a lawfully constituted executive committee thereof may be taken without a meeting if authorized by a writing or writings signed by all of the directors or by all of the members of such committee, as the case may be; and such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier effective date as is set forth therein.

     Section 13. Fees and expenses - The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may be allowed like compensation for attending committee meetings.

                            ARTICLE IV
                              NOTICES

     Section 1. In general - Whenever notice is required to be given to any director or shareholder under the provisions of law or of the articles of incorporation or these bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram.

     Section 2. Waiver - Whenever any notice is required to be given under the provisions of law or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by any person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any director, by his attendance at and participation in the action taken at any meeting of which he received no notice shall be deemed to have waived notice.
                             ARTICLE V
                             OFFICERS

     Section 1. Election of officers required or permitted - The officers of the corporation shall be elected by the board of directors at its first meeting after each annual meeting of shareholders and shall consist of a president, a secretary and a treasurer. The board of directors may also elect a chairman of the board, one or more executive vice presidents, one or more vice

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presidents otherwise designated, one or more assistant secretaries and assistant treasurers and it may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed by these bylaws. None of the officers need be a director. Any two of the offices, except those of president and vice president, may be held by the same person.

     Section 2. Salaries - The salaries of all officers of the corporation shall I be determined by the board of directors.

     Section 3. Tenure, removal or vacancy - Each officer of the corporation shall hold office until his successor is chosen and has qualified or until his earlier resignation or removal. Any officer may be removed at any time by the board of directors with or without excuse. Such removal, however, shall be without prejudice to the contract rights of the person so removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. Any officer may resign at any time upon written notice to the corporation.

     Section 4. The chairman of the board - The chairman of the board, if there be one, shall preside at all meetings of the board of directors and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5. Duties of president - The president shall be the chief executive officer of the corporation and shall have general and active management of the business. He shall, when present, preside at all meetings of the shareholders and, in the absence of the chairman of the board (or if there be none), at meetings of the board of directors; execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation; from time to time report to the board of directors concerning the business and affairs of the corporation; see that all orders of the board of directors and of the executive committee are carried into effect; and perform such other duties as the board of directors may from time to time prescribe. He shall consult with the chairman of the board on matters of policy and with respect to major financial transactions and keep him advised with respect to the affairs of the corporation.

     Section 6. Duties of executive vice president - The executive vice president, if designated, shall manage the business of the

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corporation under the advice and general control of the president.
At the request of the president or in the absence or disability of the president, he shall perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


     Section 7. Duties of vice presidents - Each of the vice presidents shall have such powers and perform such duties as may from time to time be assigned to them respectively by the board of directors or the president. In the absence of the president (and the executive vice president if one be designated) or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     Section 8. Duties of secretary - The secretary shall attend all meetings of the board of directors and of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. The secretary shall perform such other duties and have such other powers as the board of directors or the president shall from time to time prescribe.

     Section 9. Duties of assistant secretary - The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the president (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

     Section 10, Duties of treasurer - The treasurer shall have the custody of the corporate funds-and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be authorized by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors and shall render to the president and the board of

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directors  at its regular meetings or when the board of  directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

     Section 11. Duties of assistant treasurer - The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the president (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                            ARTICLE VI
                       CERTIFICATE OF SHARES

     Section 1. Certificates - Each shareholder of the corporation shall be entitled to have a certificate of shares signed by or in the name of the corporation by the chairman of the board or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, or such other officer as the Board of Directors may from time to time determine, certifying the number of shares in the corporation owned by him.

     Section 2. Facsimile signatures - Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, the signature of such corporate officer on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. New certificates - The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its own discretion and as a condition precedent to the issuance thereof,

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require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfer - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the, corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

                            ARTICLE VII
                        GENERAL PROVISIONS

     Section 1. Manner of amendment - These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting.

     Section 2. Dividends - Dividends upon the shares of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation subject to the provisions of the articles of incorporation.

     Section 3. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 4. Registered shareholders - The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person

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registered on its books as the owner of shares, and shall  not  be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of, Minnesota.

     Section 5. Annual statement - The president shall present at each annual meeting, and at any special meeting of the shareholders when called for by the shareholders pursuant to the provisions of Section 5 of ARTICLE II, a full and clear statement of the business and condition of the corporation.

     Section 6. Voting of shares of other corporations - The shares of any other corporation owned by this corporation may be voted at any meeting of the shareholders of such other corporation by such proxy as the board of directors of this corporation may appoint, or if no such appointment be made, by the president, or in his absence a vice president, or in the absence of the president and vice presidents, the secretary, or in the absence of the president, vice presidents and secretary, the treasurer.

     Section 7. Resolution of Deadlock - If the holder(s) of a fifty (50%) per cent stock interest in the corporation are unable to agree with the holder(s) of the other fifty (50%) per cent interest in the corporation and such inability to agree interferes in any material respect with the business of the ' corporation and continues for a period of sixty (60) days from the date written notice of such disagreement (stating the substance thereof) is sent by the shareholder(s) who are in disagreement with the other shareholders, then upon the expiration of the said sixty (60) day period, if such disagreement is still continuing, the shareholder who first gave notice of such disagreement ("offeror(s)") shall give to the holder(s) of the other 50% interest ("offeree(s)") with whom the disagreement continues an offer of price, terms and conditions upon which the offeror(s) will either purchase the interest of the offeree(s), or sell to the offeree(s) holding the remaining 50% interest. The offeree(s) shall have fifteen (15) days thereafter within which to notify the offeror(s) as to whether offeree(s) will be a seller or purchaser. In the absence of a definitive response from the offeree(s), the offeree(s) shall be deemed to have accepted the offer to sell all of his shares in the corporation to the offeror(s). The closing of the transaction shall take place within fifteen (15) days following the determination made by the offeree(s), and the terms and conditions set forth in the offer shall apply to the sale.

     Section 8. Restrictions on transfer of shares - None of the

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shares  of  stock  of  this corporation  shall  or  may  be  sold, assigned,
pledged, encumbered or transferred, unless or until the holder or holders thereof shall first give sixty (60) days notice in writing to this corporation and to all other shareholders owning stock. which notice shall state such holder or holders' desire with reference thereto, and which notice shall be sent by certified or registered mail to this corporation at its place of business, and to the last known place of residence of each shareholder entitled to receive such notice. This corporation shall have the option, during the period of thirty (30) days from and after the receipt of said notice to purchase said shares of stock referred to in said notice from the holder or holders thereof, at a purchase price equal to the value of the stock, computed at the book value as shown by the books of account of said corporation as of the end of the last annual accounting period. The purchase price of said shares of stock, being the value thereof determined as hereinbefore provided, shall be paid as follows: One-third thereof in cash on the date of purchase, and, at the election of the purchaser, one-third or more thereof ninety (90) days thereafter, and the remaining one-third or more thereof, one hundred eighty (180) days after the purchase date. A promissory note for any unpaid balance shall be executed by the purchaser, which note shall bear interest at the rate of six per cent per annum, and the seller may retain shares of the stock as collateral security for the payment of said note. All dividends accruing on such stock while held as collateral security shall accrue to the benefit of the purchaser. In the event that said corporation does not exercise said option of purchase within said period of thirty
(30) days, then for and during the next thirty (30) days of said period the remaining stockholders shall have a similar right and option of purchase upon the same terms and conditions. Each of the remaining shareholders shall have the right to participate in such purchase pro rata, and in the event that any such shareholders do not desire to participate in such purchase, the remaining shareholders or any of them shall have the right to pro rata exercise the option of such non-participating shareholders. In the event of the death of any shareholder, the shares of stock owned or held by such decedent shall be deemed to be offered to the corporation by the representative of said estate, as above set forth, for a period of six (6) months from and after the date of such death, or for ninety (90) days after such representative is in a position to deliver title, whichever is later, and price to be paid for such shares shall be the value determined as hereinbefore provided, and payable as hereinbefore provided in the case of exercise of option by the corporation. In the event, at the date of death, the corporation is unable to purchase its own stock, then the remaining shareholders shall have the same option to purchase said stock upon the same basis and said stock shall be sold to them. By purchase of the shares of stock of this corporation all

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of  the shareholders agree to these conditions and obligations. No assignment or transfer of any shares of stock shall be made upon the books of this corporation or shall be valid or recognized for any purpose unless and until the provisions of this paragraph are carried out and performed. All certificates for shares outstanding or that may hereafter be issued, shall have stamped across the face thereof the following: "Not transferable or assignable except in accordance with the Bylaws of this corporation, a copy of which may be viewed at the corporation's registered office."

     Section 9. Indemnification of directors and officers - The corporation shall indemnify and may, in the discretion of the board of directors, insure directors, officers, agents and employees of the corporation in the manner and to the full extent permitted by law.

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                     CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

      1.    That  I  am the duly elected and acting  Secretary  of

Century Controls, Inc., a corporation; and

      2.  That the foregoing Bylaws, consisting of thirteen pages,

constitute the original Bylaws of said corporation as duly adopted at the first meeting of the board of directors.

     IN  WITNESS WHEREOF, I have hereunto subscribed my  name  and

affixed  the  seal of said corporation this     day  15th  day  of

March, 1977.

                                        Secretary


(Corporate Seal)
                             E-23
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